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                                                                     EXHIBIT 3.3

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                                 FOGDOG, INC.

          Timothy P. Harrington and Warren T. Lazarow certify that:

     A. They are the Chief Executive Officer and Assistant Secretary, respectively, of Fogdog, Inc., a California corporation (the "corporation").

     B. The Articles of Incorporation (the "Articles") of this corporation are amended and restated to read in full as follows:

                                   ARTICLE 1

          NAME: The name of this corporation is Fogdog, Inc.

                                   ARTICLE 2

          PURPOSE. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE 3

          This corporation is authorized to issue two classes of shares to be designated respectively common stock, no par value, and preferred stock, no par value. The total number of shares of common stock this corporation shall have authority to issue is Seventy-Two Million (72,000,000) and the total number of shares of preferred stock this corporation shall have authority to issue is Forty-One Million Seven Hundred Ninety-Six Thousand Two Hundred Eighty-Two (41,796,282).

          Of the total number of shares of Preferred Stock authorized, two million eight hundred thirteen thousand forty-six (2,813,046) shares shall be designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), nine million six hundred seventy-eight thousand seven hundred (9,678,700) shares shall be designated Series B Convertible Preferred Stock ("Series B Preferred Stock"), Twenty-Three Million Eight Hundred Four Thousand Five Hundred Thirty-Six (23,804,536) shares shall be designated Series C Convertible Preferred Stock ("Series C Preferred Stock") and Five Million Five Hundred Thousand (5,500,000) shares shall be designated Series D Convertible Preferred Stock ("Series D Preferred Stock").
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                                   ARTICLE 4

          The rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be as set forth in this Article 4.

          Certain Definitions. Unless the context otherwise requires, the terms defined in this Article 4 shall have, for all purposes of the amended and restated articles of incorporation, the meanings herein specified.

          Board of Directors.  The term "Board of Directors" shall mean the
          ------------------
Board of Directors of this corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

          Closing Price.  The term "Closing Price" for any day shall mean the
          -------------
last reported sale price of the Common Stock, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock on the National Association of Securities Dealer's Automated Quotation System ("NASDAQ"), or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the fair market value per share of Common Stock as determined on a reasonable basis and in good faith by the Board of Directors.

          Common Stock.  The term "Common Stock" shall mean all shares now or
          ------------
hereafter authorized of any class of common stock of this corporation and any other shares of this corporation, however designated, which have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of this corporation without limit as to per share amount.

          Series A Conversion Rate.  The term "Series A Conversion Rate" shall
          ------------------------
mean the rate used to determine the number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock and shall equal the Series A Stated Value, plus all declared and unpaid dividends thereon (if any) divided by the Series A Conversion Price. The initial Series A Conversion Price shall be $.5625 per share (as adjusted for any stock split, dividend, combination, reclassification and the like), subject to adjustment in accordance with the provisions of paragraph 4 ("Conversion Rights") below. Whenever the Series A Conversion Price is adjusted pursuant to the Conversion Rights, the Series A Conversion Rate shall be recalculated.

          Series B Conversion Rate.  The term "Series B Conversion Rate" shall
          ------------------------
mean the rate used to determine the number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock and shall equal the Series B Stated Value, plus declared and unpaid dividends thereon (if any) divided by the Series B Conversion Price. The initial Series B

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Conversion Price shall be $.4985 per share (as adjusted for any stock split, dividend, combination, reclassification and the like), subject to adjustment in accordance with the provisions of paragraph 4 below. Whenever the Series B Conversion Price is adjusted pursuant to the Conversion Rights, the Series B Conversion Rate shall be recalculated.

          Series C Conversion Rate.  The term "Series C Conversion Rate" shall
          ------------------------
mean the rate used to determine the number of shares of Common Stock deliverable upon conversion of a share of Series C Preferred Stock and shall equal the Series C Stated Value, plus declared and unpaid dividends thereon (if any) divided by the Series C Conversion Price. The initial Series C Conversion Price shall be $1.0294 per share (as adjusted for any stock split, dividend, combination, reclassification and the like), subject to adjustment in accordance with the provisions of paragraph 4 below. Whenever the Series C Conversion Price is adjusted pursuant to the Conversion Rights, the Series C Conversion Rate shall be recalculated.

          Series D Conversion Rate.  The term "Series D Conversion Rate" shall
          ------------------------
mean the rate used to determine the number of shares of Common Stock deliverable upon conversion of a share of Series D Preferred Stock and shall equal the Series D Stated Value, plus declared and unpaid dividends thereon (if any) divided by the Series D Conversion Price. The initial Series D Conversion Price shall be $2.8865 per share (as adjusted for any stock split, dividend, combination, reclassification and the like), subject to adjustment in accordance with the provisions of paragraph 4 below. Whenever the Series D Conversion Price is adjusted pursuant to the Conversion Rights, the Series D Conversion Rate shall be recalculated.

          Series A Issue Date.  The term "Series A Issue Date" shall mean the
          -------------------
date after any shares of the Series C Preferred Stock are first issued by this corporation.

          Series B Issue Date.  The term "Series B Issue Date" shall mean the
          -------------------
date after any shares of the Series C Preferred Stock are first issued by this corporation.

          Series C Issue Date.  The term "Series C Issue Date" shall mean the
          -------------------
date after any shares of the Series C Preferred Stock are first issued by this corporation.

          Series D Issue Date.  The term "Series D Issue Date" shall mean the
          -------------------
date after any shares of the Series D Preferred Stock are first issued by this corporation.

          Series A Stated Value.  The term "Series A Stated Value" shall mean
          ---------------------
$.5625 per share (as adjusted for any stock split, dividend, combination, reclassification and the like) of Series A Preferred Stock.

          Series B Stated Value.  The term "Series B Stated Value" shall mean
          ---------------------
$.4985 per share (as adjusted for any stock split, dividend, combination, reclassification and the like) of Series B Preferred Stock.

          Series C Stated Value.  The term "Series C Stated Value" shall mean
          ---------------------
$1.0294 per share (as adjusted for any stock split, dividend, combination, reclassification and the like) of Series C Preferred Stock.

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          Series D Stated Value.  The term "Series D Stated Value" shall mean
          ---------------------
$2.8865 per share (as adjusted for any stock split, dividend, combination, reclassification and the like) of Series D Preferred Stock.

          1.   Ranking.

               (a) The Series A Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, whether voluntary or involuntary, rank senior to all series and classes of the Common Stock of the corporation. All securities of the corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Series A Junior Securities"; all securities of the corporation with which the Series A Preferred Stock ranks on a parity are collectively referred to herein as the "Series A Parity Securities"; and all securities of the corporation to which the Series A Preferred Stock ranks junior, including the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock, are collectively referred to herein as the "Series A Senior Securities". Subject to the voting rights set forth herein, the Series A Preferred Stock shall be subject to the creation of Series A Junior Securities, Series A Parity Securities and Series A Senior Securities.

               (b) The Series B Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, whether voluntary or involuntary, rank senior to the Series A Preferred Stock and all series and classes of the Common Stock of the corporation. All securities of the corporation to which the Series B Preferred Stock ranks senior, including the Series A Preferred Stock and the Common Stock, are collectively referred to herein as the "Series B Junior Securities"; all securities of the corporation with which the Series B Preferred Stock ranks on a parity are collectively referred to herein as the "Series B Parity Securities"; and all securities of the corporation to which the Series B Preferred Stock ranks junior, including the Series C Preferred Stock and Series D Preferred Stock, are collectively referred to herein as the "Series B Senior Securities". Subject to the voting rights set forth herein, the Series B Preferred Stock shall be subject to the creation of Series B Junior Securities, Series B Parity Securities and Series B Senior Securities.

               (c) The Series C Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, whether voluntary or involuntary, rank senior to the Series A Preferred Stock, Series B Preferred Stock and all series and classes of the Common Stock of the corporation. All securities of the corporation to which the Series C Preferred Stock ranks senior, including the Series A Preferred Stock, Series B Preferred Stock and the Common Stock, are collectively referred to herein as the "Series C Junior Securities"; all securities of the corporation with which the Series C Preferred Stock ranks on a parity are collectively referred to herein as the "Series C Parity Securities"; and all securities of the corporation to which the Series C Preferred Stock ranks junior, including the Series D Preferred Stock, are collectively referred to herein as the "Series C Senior Securities". Subject to the voting rights set forth herein, the Series C Preferred Stock shall be subject to the creation of Series C Junior Securities, Series C Parity Securities and Series C Senior Securities.

               (d) The Series D Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, whether voluntary or involuntary, rank senior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and to all

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series and classes of the Common Stock of the corporation. Unless specifically designated as senior to, or junior to, the Series D Preferred Stock with respect to rights on liquidation, winding up or dissolution, all other series of preferred shares hereinafter authorized or outstanding shall be on a parity with the Series D Preferred Stock with respect to such rights. All securities of the corporation to which the Series D Preferred Stock ranks senior, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Common Stock, are collectively referred to herein as the "Series D Junior Securities"; all securities of the corporation with which the Series D Preferred Stock ranks on a parity are collectively referred to herein as the "Series D Parity Securities"; and all securities of the corporation to which the Series D Preferred Stock ranks junior are collectively referred to herein as the "Series D Senior Securities". Subject to the voting rights set forth herein, the Series D Preferred Stock shall be subject to the creation of Series D Junior Securities, Series D Parity Securities and Series D Senior Securities.

          2.   Dividends.

               (a)

                    (i) The holders of shares of Series D Preferred Stock shall be entitled to receive, dividends, out of any assets legally available therefore, when, as and if declared by the Board of Directors of the corporation, prior and in preferences to any declaration or payment of any dividend (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) on the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and the Common Stock, at the rate of 8% per annum (from and after the dates of issuances) of the Series D Stated Value (as adjusted for any stock split, dividend, combination, reclassification and the like), after the Series D Issue Date.

                    (ii) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, when, as and if declared by the Board of Directors of the corporation, prior and in preferences to any declaration or payment of any dividend (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) on the Series A Preferred Stock, Series B Preferred Stock and the Common Stock, at the rate of 8% per annum (from and after the dates of issuances) of the Series C Stated Value (as adjusted for any stock split, dividend, combination, reclassification and the like), after the Series D Issue Date.

                    (iii) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, when, as and if declared by the Board of Directors of the corporation, prior and in preferences to any declaration or payment of any dividend (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) on the Series A Preferred Stock and the Common Stock, at the rate of 8% per annum (from and after the dates of issuances) of the Series B Stated Value (as adjusted for any stock split, dividend, combination, reclassification and the like), after the Series D Issue Date.

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                    (iv)  The holders of shares of Series A Preferred Stock
shall be entitled to receive dividends, out of any assets legally available therefore, when, as and if declared by the Board of Directors of the corporation, prior and in preferences to any declaration or payment of any dividend (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) on the Common Stock, at the rate of 8% per annum (from and after the dates of issuances) of the Series A Stated Value (as adjusted for any stock split, dividend, combination, reclassification and the like), after the Series D Issue Date.

                    (v) Such dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock shall not be cumulative. If the amount available for distribution shall be insufficient to fulfill the provisions of this Section 4(2) of these Amended and Restated Articles of Incorporation, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to participate pro rata in such available amount for distribution based on the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held by each holder, subject to the preferences set forth herein.

               (b) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Series A Junior Security, Series B Junior Security, Series C Junior Security or Series D Junior Security, nor shall any shares of any Series A Junior Security, Series B Junior Security, Series C Junior Security or Series D Junior Security be purchased, redeemed, or otherwise acquired for value by the corporation (except for acquisition of Common Stock by the corporation pursuant to agreements which permit the corporation to repurchase such shares upon termination of services to the corporation or in exercise of the corporation's right of first refusal upon a proposed transfer) until all dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (if any) shall have been paid or declared or set apart. In the event dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) are paid on any share of Common Stock, an additional dividend (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) shall be paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in an amount equal per share (on an as-if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this paragraph 2(b) shall not, however, apply to (i) the acquisition of shares of any Series A Junior Security, Series B Junior Security, Series C Junior Security or Series D Junior Security in exchange for shares of any other Series A Junior Security, Series B Junior Security, Series C Junior Security or Series D Junior Security, (ii) any repurchase or redemption of any outstanding securities of the corporation that is approved by the corporation's Board of Directors or (iii) a redemption pursuant to paragraph 6 hereof.

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

          3.   Distributions Upon Liquidation, Dissolution or Winding Up.

               (a) In the event of any "Liquidation" (as defined below) of the affairs of the corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether such assets are capital or surplus, and whether or not any dividends are declared, an amount equal to the Series D Stated Value, plus any and all accrued but unpaid dividends, if any (collectively, the "Series D Liquidation Preference"), for each share of Series D Preferred Stock outstanding, before any payment shall be made or any assets distributed to any holder of Series D Junior Securities. If the assets are insufficient to make all of the payments referred to in this paragraph, the holders of the Series D Preferred Stock shall be entitled to distribute the amount available for distribution to the holders of the Series D Preferred Stock based on the number of shares of Series D Preferred Stock held by each such holder.

               (b) After payment or distribution of the Series D Liquidation Preference and amounts to holders of Series D Senior Securities, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation then available for distribution to its shareholders, whether such assets are capital or surplus, and whether or not any dividends are declared, an amount equal to the Series C Stated Value, plus any and all accrued but unpaid dividends, if any (collectively, the "Series C Liquidation Preference"), for each share of Series C Preferred Stock outstanding, before any payment shall be made or any assets distributed to any holder of Series C Junior Securities. If the assets are insufficient to make all of the payments referred to in this paragraph, the holders of the Series C Preferred Stock shall be entitled to distribute the amount available for distribution to the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each such holder.

               (c) After payment or distribution of the Series D Liquidation Preference and amounts to holders of Series D Senior Securities and the payment or distribution of the Series C Liquidation Preference and amounts to the holders of Series C Senior Securities, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation then available for distribution to its shareholders, whether such assets are capital or surplus, and whether or not any dividends are declared, an amount equal to the Series B Stated Value, plus any and all accrued but unpaid dividends, if any (collectively, the "Series B Liquidation Preference"), for each share of Series B Preferred Stock outstanding, before any payment shall be made or any assets distributed to any holder of Series B Junior Securities. If the assets are insufficient to make all of the payments referred to in this paragraph, the holders of the Series B Preferred Stock shall be entitled to distribute the amount available for distribution to the holders of the Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each such holder.

               (d) After payment or distribution of the Series D Liquidation Preference and amounts to holders of Series D Senior Securities, payment or distribution of the Series C Liquidation Preference and amounts to holders of Series C Senior Securities and the payment or distribution of the Series B Liquidation Preference and amounts to holders of Series B Senior Securities, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its

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shareholders, whether such assets are capital or surplus, and whether or not any dividends are declared, an amount equal to the Series A Stated Value, plus any and all accrued but unpaid dividends, if any (collectively, the "Series A Liquidation Preference") for each share of Series A Preferred Stock outstanding, before any payment shall be made or any assets distributed to any holder of Series A Junior Securities but after payment or distribution of all amounts to holders of Series A Senior Securities. If the assets are insufficient to make all of the payments referred to in this paragraph, the holders of the Series A Preferred Stock shall be entitled to distribute the amount available for distribution to the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each such holder.

               (e) After the payment of the full Series D Liquidation Preference, Series C Liquidation Preference, Series B Liquidation Preference, the Series A Liquidation Preference, and any amounts to holders of Series D Senior Securities, Series C Senior Securities, Series B Senior Securities and Series A Senior Securities, as set forth in the preceding paragraphs, the assets of the Company legally available for distribution, if any, shall be distributed ratably and on a parity basis to the holders of the Common Stock and to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred on an as-if-converted to Common Stock basis until such time as the holders of Series D Preferred Stock have received an aggregate amount per share of Series D Preferred Stock equal to $5.773 (as adjusted for any stock split, dividend, combination, reclassification and the like), the holders of Series C Preferred Stock have received an aggregate amount per share of Series C Preferred Stock equal to $2.0588 (as adjusted for any stock split, dividend, combination, reclassification and the like), the holders of Series B Preferred Stock have received an aggregate amount per share of Series B Preferred Stock equal to $.997 (as adjusted for any stock split, dividend, combination, reclassification and the like) and the holders of Series A Preferred Stock have received an aggregate amount per share of Series A Preferred Stock equal to $1.125 (as adjusted for any stock split, dividend, combination, reclassification and the like) in the aggregate pursuant to paragraphs 3(a), 3(b), 3(c), 3(d) and 3(e). After such aggregate total payments have been made to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock, the Common Stock shall participate in all of the remaining assets of the corporation.

               (f) For purposes of this Article 4, a "Liquidation" shall be defined to be any liquidation, dissolution or winding up of the affairs of the corporation, including the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the corporation or the consolidation or merger of the corporation with one or more other corporations or other entity or person, or any corporate reorganization, in which shareholders of the corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the corporation's voting power immediately after such consolidation, merger or reorganization.

               (g) Any securities or other non-cash consideration to be delivered to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock upon any Liquidation in accordance with the terms hereof shall be valued as follows:

                 (i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                 (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                 (iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation, including the vote of a majority of the directors elected by the holders of the Series A Preferred Stock and Series B Preferred Stock.

          4.   Conversion Rights.

               (a) A holder of shares of Series A Preferred Stock may convert such shares into shares of Common Stock at the Series A Conversion Rate, a holder of shares of Series B Preferred Stock may convert such shares into shares of Common Stock at the Series B Conversion Rate, a holder of shares of Series C Preferred Stock may convert such shares into shares of Common Stock at the Series C Conversion Rate and a holder of shares of Series D Preferred Stock may convert such shares into shares of Common Stock at the Series D Conversion Rate, as the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate and Series D Conversion Rate may have been adjusted, at any time. No fractional shares of Common Stock shall be issued upon any conversion, but in lieu thereof, this corporation shall, at its option, either (i) pay therefor in cash an amount equal to the applicable fraction of the Closing Price on the last trading date prior to the Conversion Date (as defined in paragraph 4(b) below) or (ii) make such arrangements as the Board of Directors may approve to enable the holder of the fractional share of Common Stock to sell such fractional share of Common Stock or to buy an additional fractional share of Common Stock sufficient to make a full share of Common Stock.

               (b) In order to convert shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock into shares of Common Stock, a holder shall surrender the certificate or certificates evidencing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, duly endorsed, at the office of the corporation, shall notify the corporation at such office of his election to convert shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock and of the number of such shares which he wishes to convert, shall state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and shall pay any transfer or similar tax if required. In the event that a holder fails to notify this corporation of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies the last of such requirements is herein referred to as the "Conversion Date". Promptly after the Conversion Date, this corporation shall issue and deliver a certificate for the number of full shares of Common Stock issuable upon the conversion, either cash for any remaining fractional share of Common Stock or order forms entitling the holder thereof to sell such fractional share of Common Stock or to purchase an additional fractional share of Common Stock necessary to make a full share of Common Stock, as provided in paragraph 4(a), a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock represented by the certificate or certificates surrendered for conversion and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the Conversion Date) declared and unpaid dividends (if any) on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock being converted. The person in whose name the certificate is registered shall be treated as a shareholder of record of Common Stock as of the Conversion Date.

               (c) In case this corporation shall at any time after the Series D Issue Date (i) pay a dividend in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock or other securities by reclassification of the Common Stock, the Series A Conversion Price and Series A Conversion Rate, the Series B Conversion Price and the Series B Conversion Rate, the Series C Conversion Price and the Series C Conversion Rate and the Series D Conversion Price and the Series D Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or other securities of this corporation which, if such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock had been converted immediately prior to such time, he would have owned upon such conversion and distribution, subdivision, combination or reclassification. Such adjustment shall be made successfully whenever any event listed above shall occur.

               (d) In case this corporation shall fix a record date for the making of a distribution to all holders of shares of Common Stock of assets or evidences of its indebtedness or securities (other than cash dividends or cash distributions payable out of funds legally available therefor or dividends payable in shares of Common Stock or distributions referred to in paragraph 4(c)), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, to be in effect after such record date shall be determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, respectively, in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price (as defined in paragraph 4(f) below) per share of Common Stock five business days prior to such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or securities so to be distributed applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price shall be that which would then be in effect if such record date had not been fixed.

               (e) If the corporation issues or sells, or in accordance with this paragraph 4(e) is deemed to have issued or sold, any Common Stock or securities exercisable for or convertible into Common Stock, other than Excluded Stock (as defined herein), without consideration or for a consideration per share, after the Series D Issue Date (i) with respect to the Series A Conversion Price, less than the Series A Conversion Price in effect immediately prior to the issuance of such Common Stock or securities exercisable for or convertible into Common Stock; (ii) with respect to the Series B Conversion Price, less than the Series B Conversion Price in effect prior to the issuance of such Common Stock or securities exercisable for or convertible into Common Stock; (iii) with respect to the Series C Conversion Price, less than the Series C Conversion Price in effect prior to the issuance of such Common Stock or securities exercisable for or convertible into Common Stock (a "Series C Dilutive Issuance"); or (iv) with respect to the Series D Conversion Price, less than the Series D Conversion Price in effect prior to the issuance of such Common Stock or securities exercisable for or convertible into Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as applicable, in effect immediately prior to each such issue or sale shall be adjusted (but not increased except as provided in the last sentence of subparagraphs 4(d) or 4(e)(3)(D)) to equal the price computed (to the nearest whole cent) by dividing (1) the sum of (i) the result obtained by multiplying (x) the number of shares of Common Stock of the corporation outstanding or issuable upon the exercise, exchange or conversion of options to purchase or rights to subscribe for Common Stock, securities convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case, outstanding immediately prior to such issue or sale by (y) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, in effect immediately prior to such issue or sale and (ii) the consideration, if any, received by the corporation upon such issue or sale by (2) the sum of the number of shares of Common Stock of the corporation outstanding or issuable upon the exercise, exchange or conversion of options to purchase or rights to subscribe for Common Stock, securities convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case, outstanding, immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold (or the number of shares of Common Stock issuable upon exercise or conversion of the other securities so issued or sold); provided, however, that if the corporation makes a Series C Dilutive Issuance at any time, or from time to time, after the Series C Issue Date in an institutional or equivalent round of equity financing for consideration per share of $.70 (as adjusted for any stock split, dividend, combination, reclassification and the like) or greater, the Series C Conversion Price shall be immediately adjusted to equal the per share consideration received by the corporation in such Series C Dilutive Issuance (in lieu of such amount, the method of determination set forth earlier in this sentence). As used herein, "Excluded Stock" shall mean (i) direct or indirect shares issued or issuable upon the exercise of any options, warrants or other securities issued by the corporation which are outstanding as of the Series D Issue Date, (ii) up to 6,235,856 shares of Series C Preferred Stock issuable upon the exercise of a warrant or warrants, and the Common Stock issuable upon the conversion of such Series C Preferred Stock, (iii) shares issued or issuable as a dividend or distribution on the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, (iv) shares issued or issuable for which adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price has been made pursuant to paragraph 4(c), (v) shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock at any time outstanding, (vi) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or (vii) shares of Common Stock issuable upon the exercise of options or as stock issuances which are granted or issued to management, service providers, employees or consultants of the corporation or any subsidiary, or warrants issued or issuable to lenders or lessors after the Series D Issue Date, provided that the issuance of such options, stock issuances or warrants shall require the approval of at least a majority of the Board of Directors of the corporation.

For the purposes of any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to this paragraph 4(e), the following provisions shall be applicable:

                    (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (2) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

                    (3) In the case of the issuance, at any time after the Series D Issue Date, of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exercisable or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                         (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions

                              (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                         (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above) plus a maximum purchase price provided in such options or rights for such convertible or exchangeable securities covered thereby;

                         (C) upon any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or Series D Conversion Price, as applicable, shall forthwith be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                         (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, the Series

                              B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as applicable, shall forthwith be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

               (f) For the purpose of any computation pursuant to paragraph 4(d), the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for thirty (30) consecutive trading days commencing five (5) trading days before the date in question if the corporation's Common Stock is publicly traded, and if not publicly traded, in good faith by the Board of Directors of the corporation.

               (g) No adjustment in the Series A Conversion Rate or Series A Conversion Price, Series B Conversion Rate or Series B Conversion Price or Series C Conversion Rate, Series C Conversion Price or the Series D Conversion Rate or Series D Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate or Series D Conversion Rate, as applicable. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate and Series D Conversion Rate shall not be adjusted downward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate or Series D Conversion Rate pursuant to the last sentence of paragraph 4(d) or 4(e)(3)(D).

               (h) Except as provided in this paragraph 4, no adjustment in the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate or Series D Conversion Rate shall be made because this corporation issues, in exchange for cash, property or services, Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase Common Stock or such convertible or exchangeable securities.

               (i) Whenever the Conversion Rate is adjusted after the Series D Issue Date, this corporation shall promptly mail to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a notice of the adjustment which briefly states the facts requiring the adjustment and the manner of computing it. The notice shall be conclusive evidence that such adjustment is required.

               (j) If this corporation proposes to (i) take any action which would require an adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to paragraph 4(d), or clause (iv) of paragraph 4(c); (ii) consolidate or merge with or into or transfer all or substantially all of its assets to, another corporation; or (iii) take any action which would result in the dissolution, liquidation or winding up of this corporation, a holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock may desire to convert such shares into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, this corporation shall mail to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a notice stating the proposed record or effective date, as the case may be, for any such proposed action.

          The corporation shall mail the notice not later than the time such record date is required to be announced pursuant to the applicable rule of the principal securities exchange upon which the corporation's securities are listed, or if the corporation's securities are not listed on any such exchange no later than ten (10) days prior to such proposed record date or effective date, as the case may be. Failure to mail the notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this paragraph 4(j).

               (k) In case of a merger or consolidation which reclassifies or changes the shares of Common Stock of this corporation or in case of the consolidation or merger of this corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of this corporation to another corporation or corporations, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which shall thereafter remain outstanding shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock would have been entitled upon such reclassification, consolidation, merger or transfer, and appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate or Series D Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. In case of any such merger or consolidation, the resulting or surviving corporation (if not this corporation) shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such stock or other securities or property as the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock received by the holders in place thereof, shall be entitled to receive pursuant to the provision hereof, and to make provisions for the protection of the conversion right as provided above. If this paragraph (k) applies, paragraph 4(c) shall not apply. If the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock becomes convertible solely into cash, no adjustment need be made thereafter, and interest shall not accrue on such cash.

               (l) In any case in which this paragraph 4 shall require that an adjustment as a result of any event becomes effective from and after a record date, this corporation may elect to defer until the occurrence of such event (i) the issuance to the holder of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issued upon such conversion over and above the shares issuable on the basis of adjustment and (ii) the payment, if any, to such holder of an amount of cash in lieu of a fractional share of Common Stock; provided, however, that this corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional share of Common Stock or such payment, if any, in lieu of such fractional share.

               (m) Any determination which the Board of Directors must make pursuant to paragraph 4 is conclusive. The Board of Directors shall have the exclusive power and authority (acting in good faith) to resolve any ambiguity in this paragraph 4.

               (n)  Reservation of Stock Issuable Upon Conversion.  The
                    ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (o)  Payment of Taxes.  The corporation will pay all taxes (other
                    ----------------
than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock so converted were registered.

               (p)  No Dilution or Impairment.  This corporation shall not amend
                    -------------------------
this paragraph 4 or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock against dilution or other impairment.

               (q)  Notices. Any notice required by the provisions of this
                    -------
paragraph 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the corporation.

          5.   Mandatory Conversion.

               (a) All shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be automatically converted into shares of Common Stock at the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate or Series D Conversion Rate, as applicable, on the date (the "Mandatory Conversion Date") upon the earlier to occur of the following: (i) with respect to the mandatory conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, concurrent with the closing of a public offering of Common Stock made pursuant to an effective registration statement under the Securities Act of 1933, as amended, which offering has aggregate gross proceeds of at least $10,000,000 to the corporation and at a price per share of Common Stock at least equal to $5.773 (as adjusted for any stock split, dividend, combination, reclassification and the like), (ii) with respect to the mandatory conversion of all of the Series A Preferred Stock, holders of at least a majority of the then outstanding shares of Series A Preferred Stock shall have provided written notice to the corporation of its intent to convert into shares of Common Stock, (iii) with respect to the mandatory conversion of all of the Series B Preferred Stock, holders of a majority of the then outstanding shares of Series B Preferred Stock shall have provided written notice to the Corporation of its intent to convert into shares of Common Stock, (iv) with respect to the mandatory conversion of all of the Series C Preferred Stock, holders of a majority of the then outstanding shares of Series C Preferred Stock shall have provided written notice to the Corporation of its intent to convert into shares of Common Stock, or (v) with respect to the mandatory conversion of all of the Series D Preferred Stock, holders of a majority of the then outstanding shares of Series D Preferred Stock shall have provided written notice to the Corporation of its intent to convert into shares of Common Stock. No fractional shares of Common Stock shall be issued upon any conversion, but in lieu thereof, the corporation shall, at its option, either (x) pay therefor in cash an amount equal to the applicable fraction of the Closing Price on the last trading date prior to the Mandatory Conversion Date or (y) make such arrangements as the Board of Directors may approve to enable the holder of the fractional share of Common Stock to sell such fractional share of Common Stock or to buy an additional fractional share of Common Stock sufficient to make a full share of Common Stock.

               (b) As of the Mandatory Conversion Date applicable to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, shall no longer be deemed outstanding and, without any action on the part of the holder thereof or the corporation, shall be converted into and shall constitute such number of shares of Common Stock as shall be determined by the Series A Conversion Rate, Series B Conversion Rate, Series C Conversion Rate or Series D Conversion Rate, as applicable, in effect on such date.

               (c) Notice of any mandatory conversion shall be mailed not more than 30 days following the Mandatory Conversion Date to the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock that shall have been converted into shares of Common Stock, at their respective addressees as the same appear upon the books of this corporation or supplied by them to this corporation for the purpose of such notice; but no failure to mail such notice to particular shareholders or any defect therein or in the mailing thereof shall affect the validity of the mandatory conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. The corporation shall include with such notice either cash for any remaining fractional share of Common Stock or order forms entitling the holder thereof to sell such fractional share of Common Stock or to purchase an additional fractional Common Stock necessary to make a full share of Common Stock and cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors at the Mandatory Conversion Date), all declared any unpaid dividends (if any) on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock being converted. In order to receive a certificate evidencing the shares of Common Stock issued upon mandatory conversion, a holder shall surrender the certificate or certificates evidencing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock that shall have been converted, duly endorsed, at the office of the corporation, shall state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and shall pay any transfer or similar tax if required. Promptly after the surrender of such certificate, this corporation shall issue and deliver a certificate for the number of full shares of Common Stock issuable upon such mandatory conversion. The person in whose name the certificate is registered shall be treated as a shareholder of record of Common Stock as of the Mandatory Conversion Date.

               (d) Any determination which the Board of Directors must make pursuant to paragraph 5 is conclusive. The Board of Directors shall have the sole power and authority (acting in good faith) to resolve any ambiguity in this paragraph 5.

          6.   Redemption Rights.

               (a) Except in connection with a public offering of the corporation's securities, upon a Liquidation, the Company shall redeem on the date of the Liquidation event, all (but not less than all) of the shares of Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock and Series D Preferred Stock at their respective Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference and Series D

Liquidation Preference, plus all other amounts as set forth in and qualified by, paragraph 3(e) herein. Such redemption amounts shall be payable in cash or in the same form of consideration as is paid to the holders of Common Stock in such Liquidation. The provisions of this paragraph 6(a) shall not in any way limit the right of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to elect to convert their shares into shares of Common Stock pursuant to paragraph 4 prior to or in connection with any Liquidation.

               (b) On or after such redemption date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the corporation in the manner and at the place designated by the corporation, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such redemption date, unless there shall have been a default in payment of the redemption price or the corporation is unable to pay the redemption price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are not redeemed due to a default in payment by the corporation or because the corporation does not have sufficient legally available funds, such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          7.   Voting Rights.

               (a) Except as otherwise provided by law or these Amended and Restated Articles of Incorporation of the corporation, the holders of Series A Preferred Stock shall have the following voting rights:

                 (i) Without the consent of the holders of at least 66-2/3% of the number of shares of Series A Preferred Stock at the time then outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of such Series A Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws of the corporation, shall not be changed so as to alter in an adverse manner the designations, preferences and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions relating to, the Series A Preferred Stock; and

                 (ii) Without the consent of the holders of at least 66-2/3% of the number of shares of Series A Preferred Stock at the time then outstanding either in writing or by vote at a meeting called for that purpose at which the holders of such Series A Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws of the corporation shall not be changed: (i) to establish any class of capital stock ranking senior to the

Series A Preferred Stock; or (ii) to increase the authorized number of shares of Series A Preferred Stock.

               (b) Except as otherwise provided by law or these Amended and Restated Articles of Incorporation of the corporation, the holders of Series B Preferred Stock shall have the following voting rights:

                 (i) Without the consent of the holders of at least 66-2/3% of the number of shares of Series B Preferred Stock at the time then outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of such Series B Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws of the corporation shall not be changed so as to alter in an adverse manner the designations, preferences and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions relating to, the Series B Preferred Stock; and

                 (ii) Without the consent of the holders of at least a 66-2/3% of the number of shares of Series B Preferred Stock at the time then outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of such Series B Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws shall not be changed: (i) to establish any class of capital stock ranking senior to the Series B Preferred Stock; or (ii) to increase the authorized number of shares of Series B Preferred Stock.

               (c) Except as otherwise provided by law or these Amended and Restated Articles of Incorporation of the corporation, the holders of Series C Preferred Stock shall have the following voting rights:

                 (i) Without the consent of the holders of at least 66-2/3% of the number of shares of Series C Preferred Stock at the time then outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of such Series C Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws of the corporation shall not be changed so as to alter in an adverse manner the designations, preferences and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions relating to, the Series C Preferred Stock; and

                 (ii) Without the consent of the holders of at least a 66-2/3% of the number of shares of Series C Preferred Stock at the time then outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of such Series C Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws shall not be changed: (i) to establish any class of capital stock ranking senior to the Series C Preferred Stock; or (ii) to increase the authorized number of shares of Series C Preferred Stock.

               (d) Except as otherwise provided by law or these Amended and Restated Articles of Incorporation of the corporation, the holders of Series D Preferred Stock shall have the following voting rights:

                 (i) Without the consent of the holders of at least 66-2/3% of the number of shares of Series D Preferred Stock at the time then outstanding, either in writing or

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

by vote at a meeting called for that purpose at which the holders of such Series D Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws of the corporation shall not be changed so as to alter in an adverse manner the designations, preferences and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions relating to, the Series D Preferred Stock; and

                 (ii) Without the consent of the holders of at least a 66-2/3% of the number of shares of Series D Preferred Stock at the time then outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of such Series D Preferred Stock shall vote as a class, these Amended and Restated Articles of Incorporation or Bylaws shall not be changed: (i) to establish any class of capital stock ranking senior to the Series D Preferred Stock; or (ii) to increase the authorized number of shares of Series D Preferred Stock;

For the purposes of paragraphs 7(a), (b), (c) and (d), "ranking senior" shall mean having a prior right to dividends, redemption or the distribution of assets in liquidation.

               (e) Without the consent of the holders of at least a majority of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class and not as a separate series, either in writing or by vote as a class, the corporation shall not effect any Liquidation.

               (f) Except as provided in paragraph 7(a), 7(b), 7(c), 7(d) or 7(e) above or by written agreement, or except as provided by law, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Common Stock shall vote together as a single class on any matter with respect to which the Common Stock is entitled to vote pursuant to applicable California law or these Amended and Restated Articles of Incorporation. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to the number of votes per share equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

          8. Preemptive Rights. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not have any preemptive rights except as set forth in any written agreement.

                                   ARTICLE 5

          VOTING RIGHTS. Each share of common stock shall have one vote on all matters on which shareholders are entitled to vote under the California Corporations Code and these Articles, and, except as otherwise provided by law or by these Articles, shares of any other class shall have no voting rights.

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

                                   ARTICLE 6

          1. DIRECTORS' LIMITED LIABILITY. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          2. INDEMNIFICATION OF AGENTS. The corporation is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California Corporations Code), whether by bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification expressly permitted by Section 317 of the California Corporations Code for breach of duty to the corporation and its shareholders, subject only to the applicable limits upon such indemnification set forth in
Section 204(a)(11) of the California Corporations Code. If, after the effective date of these Amended and Restated Articles of Incorporation, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in these Amended and Restated Articles of Incorporation, to "California law" shall to that extent be deemed to refer to California law as so amended.

          3. Any repeal or modification of this Article 6 shall only be prospective and shall not affect the rights under this Article 6 in effect at the time of the alleged occurrence of any action or omission to give rise to liability.

                                   ARTICLE 7

          BOARD OF DIRECTORS. The Board of Directors shall be elected as follows: (i) holders of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation at each meeting or pursuant to consent of the corporation's shareholders for the election of directors, and to remove from office such director and fill any vacancy caused by the resignation, death or removal of such director, so long as at least fifty percent (50%) of the authorized Series A Preferred Stock shall be outstanding, (ii) holders of the outstanding Series B Preferred Stock shall be entitled to elect up to two (2) directors of the corporation at each meeting or pursuant to consent of the corporation's shareholders for the election of directors, and to remove from office such directors (or either of them) and fill any vacancy caused by the resignation, death or removal of such directors (or either of them), in each case so long as at least fifty percent (50%) of the authorized Series B Preferred Stock shall be outstanding, (iii) holders of the outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation at each meeting or pursuant to consent of the corporation's shareholders for the election of directors, and to remove from office such director and fill any vacancy caused by the resignation, death or removal of such director, so long as at least fifty percent (50%) of the authorized Series C Preferred Stock shall be outstanding, (iv) holders of the outstanding shares of Common Stock, voting as a separate class, shall be entitled to elect up to two (2) directors of the corporation at each meeting or pursuant to consent of the corporation's shareholders for the election of directors, and to remove from office such directors (or either of them) and fill any vacancy caused by the resignation, death or removal of such directors (or either of them), and (v) holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class, shall be entitled to vote together with respect to the election of up to four (4) additional directors of the corporation, at each meeting or pursuant to each consent of the corporation's shareholders for the election of directors, and to remove from office such directors (or either of them) and fill any vacancy called by the resignation, death or removal of such directors (or either of them).

                                   ARTICLE 8

          BYLAWS. The board of directors of this corporation shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the powers of the shareholders to amend or repeal such bylaws."

          C. The foregoing amendment and restatement of the Restated Articles of Incorporation has been duly approved by the board of directors.

          D. The foregoing amendment and restatement of the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 8,741,956, the total number of outstanding shares of Series A Preferred Stock is 2,679,268, the total number of outstanding shares of Series B Preferred Stock is 9,678,700 and the total number of outstanding shares of Series C Preferred Stock is 17,568,680. The number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than a majority of the outstanding shares of Common Stock, more than two-thirds of the outstanding shares of Series A Preferred Stock, more than two-thirds of the outstanding shares of Series B Preferred Stock and more than two-thirds of the outstanding shares of Series C Preferred Stock, each voting separately as a class.

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

          We further declare under penalty of perjury that the matters set forth in the foregoing are true and correct of our own knowledge.

          Executed at Redwood City, California, this 16th day of September,
1999.

                                        /s/ Timothy P. Harrington
                                        -------------------------
                                        Timothy P. Harrington,
                                        Chief Executive Officer


                                        /s/ Warren T. Lazarow
                                        -------------------------
                                        Warren T. Lazarow,
                                        Assistant Secretary

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